Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:	Brian D. Keogh
425-453-9400

ESTERLINE REPORTS FISCAL 2015 FIRST QUARTER RESULTS — REITERATES FULL-YEAR GUIDANCE

Highlights:

•	Sales of $446 million for 13-week first fiscal quarter compared with $486 million in the prior year’s 14-week first fiscal quarter

•	Earnings from continuing operations of $25.1 million; adjusted earnings from continuing operations of $31.6 million

•	GAAP earnings per diluted share from continuing operations (GAAP EPS) of $0.78, or $0.98 adjusted to exclude integration and incremental compliance costs, compared with year-ago GAAP EPS of $1.05, or $1.20 per diluted share adjusted

•	Repurchased approximately 850,000 shares worth $92.6 million in the quarter

BELLEVUE, Wash., March 5, 2015 – Esterline Corporation (NYSE: ESL) (www.esterline.com), a leading specialty manufacturer serving the global aerospace and defense markets, today reported results for its first fiscal quarter, ended January 30, 2015, a 13-week quarter. First quarter 2015 GAAP earnings from continuing operations were $25.1 million, or $0.78 per diluted share, on sales of $446.3 million. This compares with results from the prior-year period, a 14-week quarter ended January 31, 2014, of GAAP earnings from continuing operations of $33.9 million, or $1.05 per diluted share, on sales of $485.9 million.

Excluding the company’s previously announced integration and compliance activities, adjusted earnings from continuing operations were $31.6 million, or $0.98 per diluted share, in the first quarter of fiscal 2015 compared with $38.8 million, or $1.20 per diluted share, in the first quarter of fiscal 2014. First quarter fiscal 2015 results reflect several other discrete charges and benefits. These are detailed with the integration and compliance costs in Table 1 below.

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Page 2 of 9 Esterline Reports First Quarter Results

Table 1: Effect of Certain Charges/Benefits on 1st Fiscal Quarter 2015 EPS from Continuing Operations

Earnings Per Share – U.S. GAAP	$0.78

Accelerated Integration	(0.12)
Compliance	(0.08)
Certain Barco Closing Expenses	(0.09)
Pension Expense	(0.07)
Inventory and Fixed Assets	(0.14)
Non-Income Tax Gain	0.42

Total Items	$(0.08)

Curtis Reusser, Esterline’s Chief Executive Officer, noted that many of the discrete items are directly related to the company’s efforts to streamline operations and continue building its core technology capabilities, saying, “We continued to make significant progress during the first quarter toward our vision of a more efficient, capable, and competitive business. We are also pleased to have completed the acquisition of Barco’s aerospace, defense and training display businesses at the beginning of our second fiscal quarter. The group is a technology leader in this key category, an excellent fit for Esterline and should prove to be an important value-add for our entire line of visualization solutions.”

Reusser continued, “Also in the first quarter, we implemented a stronger incentive compensation structure that is designed to foster accountability and cooperation across our business. As we look ahead, we’re encouraged by a strong backlog and improved visibility.” He added, “We expect to see accelerating performance through the next eight months, with second quarter EPS a little lighter than the third and fourth quarters.” Reusser noted the third quarter EPS is expected to be roughly equivalent to the two-month fourth quarter. Over the longer term, Reusser said, “We remain confident that we are transforming Esterline to achieve stronger, sustainable rates of revenue growth and enhanced profitability.”

In line with that sentiment, Reusser noted that during the quarter, the company repurchased about 850,000 shares, at an average price of $109, for a total of $92.6 million. Since the $200 million share repurchase plan was implemented in July 2014, the company has repurchased $120 million of its own shares.

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Page 3 of 9 Esterline Reports First Quarter Results

Integration and Compliance Activities

During the first fiscal quarter of 2015, the company deployed an enterprise-wide operating system and lean transformation plan, and continued to advance previously announced integration efforts. These activities include the consolidation of facilities and improved cost efficiency through shared support services in sales and general and administrative functions. During the quarter, the company incurred integration and certain incremental compliance costs of $8.6 million, of which $1.9 million was reflected in gross margin, $3.6 million was reported in selling, general, and administrative (SG&A) expense, and $3.1 million was reported as restructuring charges on the company’s income statement. For the full year, the company expects to spend approximately $21 million for these purposes; the integration efforts remain on track and are expected to generate savings in excess of $15 million annually starting in fiscal 2016.

Results of Operations

In the first quarter of fiscal 2015, Esterline reported sales from continuing operations of $446.3 million, a decrease of 8.1% compared with the prior-year level of $485.9 million. Lower sales were primarily the result of comparing this year’s 13-week first fiscal quarter with the prior year’s 14-week first fiscal quarter. In addition, foreign currency effects had a negative impact on fiscal 2015 first quarter sales of approximately $14 million.

Earnings from continuing operations in the first quarter of fiscal 2015 were $25.1 million, or $0.78 per diluted share, compared with $33.9 million, or $1.05 per diluted share, in the same period last year. Excluding after-tax integration activity expenses of $3.8 million and compliance expenses of $2.8 million, adjusted earnings from continuing operations were $31.6 million, or $0.98 per diluted share.

Net earnings for the first fiscal quarter of 2015 were $8.3 million, or $0.26 per diluted share, compared with $30.1 million, or $0.93 per diluted share, in the prior-year period. Net earnings in the first quarter of fiscal 2015 included a $16.7 million loss from discontinued operations, including $14.1 million on assets held for sale. The prior-year period included a $3.9 million discontinued operations impact.

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New orders in the first quarter of fiscal 2015 were $432.1 million. Backlog at the end of the first quarter of fiscal 2015 was $1.13 billion, compared with $1.22 billion at the end of the first quarter of fiscal 2014.

Gross margin as a percentage of sales in the first quarter of fiscal 2015 was 32.6%, compared with 35.1% in the prior-year period. This change reflects a lower recovery of fixed overhead on decreased sales volumes compared with the prior year’s 14-week revenue total, somewhat softer product mix, and higher margin sales moving into the second quarter, particularly in Avionics & Controls and Advanced Materials.

Fiscal 2015 first quarter SG&A expense as a percent of sales was 21.0% compared with the prior-year level of 18.3%. Excluding integration and compliance adjustments in both 2015 and 2014, SG&A in the respective first quarters was 20.2% and 18.0% of sales.

Research, development and engineering spending in the first quarter of fiscal 2015 was $22.5 million, or 5.0% of sales, compared with $25.6 million, or 5.3% of sales, in the prior-year period.

The company’s income tax rate in the first quarter of fiscal 2015 was 24.5% compared with 20.2% for the prior-year period. This difference is primarily a function of the timing of recognizing discrete tax benefits and expenses. The company continues to forecast a full-year average tax rate in the 22% to 23% range.

Reiteration of Guidance for 11-Month Fiscal 2015

The company reiterated its previously announced full-year guidance for the 11-month fiscal year ending on October 2, 2015. The change in year-end, as previously announced, is to better align reporting with the company’s peer group, and to smooth the somewhat artificial seasonality of the prior fiscal year-end timing. The company continues to expect revenues for the 11-month

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fiscal 2015 in the range of $1.85 billion to $1.95 billion and adjusted earnings per share from continuing operations, excluding anticipated integration and compliance costs, in the range of $5.35 to $5.75 per diluted share. This guidance does not include the sales and margin effects from integrating the newly acquired display businesses.

Conference Call Information

Esterline will host a conference call to discuss this announcement today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The U.S. dial-in number is 1-866-515-2914; outside the U.S., use 617-399-5128. The pass code for the call is: 59392776.

Non-GAAP Financial Information

This press release includes non-GAAP financial measures—adjusted earnings from continuing operations, and adjusted earnings from continuing operations per diluted share—that have not been calculated in accordance with generally accepted accounting principles in the U.S. (GAAP). Adjusted earnings from continuing operations consist of earnings from continuing operations attributable to Esterline plus the costs associated with certain integration activities—including restructuring charges—and incremental compliance costs incurred in the periods presented. Adjusted earnings from continuing operations per diluted share divides each element of adjusted earnings from continuing operations by the weighted average number of shares outstanding, diluted for the periods presented.

In accordance with the SEC’s requirements, below is the reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures.

In thousands, except per share amounts
	Three Months Ended		Three Months Ended
	January 30, 2015		January 31, 2014
		Per Diluted		Per Diluted
		Share		Share
Earnings from Continuing Operations
Attributable to Esterline (GAAP), Net of Tax	$25,058	$0.78	$33,943	$1.05
Restructuring Costs, Net of $1,222 and $1,749 Tax Benefit	3,767	0.12	3,655	0.12
Compliance Costs, Net of $896 and $588 Tax Benefit	2,763	0.08	1,224	0.03

Adjusted Earnings from Continuing Operations
(non-GAAP), Net of Tax	$31,588	$0.98	$38,822	$1.20

The company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management uses adjusted earnings from continuing operations and adjusted earnings from continuing operations per diluted share to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources, and (c) measure the operational performance of the company’s business units.

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In addition, management believes investors’ and financial analysts’ understanding of the company’s performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing the company’s historical results of operations.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items that comprise the calculation. The company compensates for these limitations by using these non-GAAP financial measures as a supplement to the GAAP measures and by providing reconciliations of the non-GAAP and comparable GAAP financial measures. The non-GAAP financial measures should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

EDITOR: See attached Consolidated Statement of Operations, Consolidated Sales and

Earnings from Continuing Operations by Segment, and Consolidated Balance Sheet

Page 7 of 9 Esterline Reports First Quarter Results

Consolidated Statement of Operations (unaudited)

In thousands, except per share amounts

	Three Months Ended
	Jan 30,	Jan 31,
	2015	2014
Segment Sales
Avionics & Controls	$176,478	$193,890
Sensors & Systems	163,656	181,774
Advanced Materials	106,210	110,276

Net Sales	446,344	485,940
Cost of Sales	300,994	315,205

	145,350	170,735
Expenses
Selling, general and administrative	93,656	89,132
Research, development and engineering	22,455	25,646
Restructuring charges	3,050	4,796
Other income	(12,744)	—

Total Expenses	106,417	119,574

Operating Earnings From Continuing Operations	38,933	51,161
Interest Income	(179)	(119)
Interest Expense	5,841	8,625

Earnings From Continuing Operations Before Income Taxes	33,271	42,655
Income Tax Expense	8,150	8,626

Earnings From Continuing Operations Including Noncontrolling Interests	25,121	34,029
Earnings Attributable to Noncontrolling Interests	(63)	(86)

Earnings From Continuing Operations Attributable to Esterline, Net of Tax	25,058	33,943
Loss From Discontinued Operations, Attributable to Esterline, Net of Tax	(16,739)	(3,865)

Net Earnings Attributable to Esterline	$8,319	$30,078

Earnings (Loss) Per Share—Basic:
Continuing Operations	$.79	$1.07
Discontinued Operations	(.53)	(.12)

Earnings (Loss) Per Share—Basic	$.26	$.95

Earnings (Loss) Per Share—Diluted:
Continuing Operations	$.78	$1.05
Discontinued Operations	(.52)	(.12)

Earnings (Loss) Per Share—Diluted	$.26	$.93

Weighted Average Number of Shares Outstanding—Basic	31,608	31,608
Weighted Average Number of Shares Outstanding—Diluted	32,154	32,230

Page 8 of 9 Esterline Reports First Quarter Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Sales and Earnings from Continuing Operations by Segment (unaudited)

In thousands

	Three Months Ended
	Jan 30,	Jan 31,
	2015	2014
Segment Sales
Avionics & Controls	$176,478	$193,890
Sensors & Systems	163,656	181,774
Advanced Materials	106,210	110,276

Net Sales	$446,344	$485,940

Earnings From Continuing Operations Before Income Taxes
Avionics & Controls	$19,102	$27,740
Sensors & Systems	9,571	20,632
Advanced Materials	16,531	18,008

Segment Earnings	45,204	66,380
Corporate Expense	(19,015)	(15,219)
Other income	12,744	—
Interest Income	179	119
Interest Expense	(5,841)	(8,625)

Earnings From Continuing Operations
Before Income Taxes	$33,271	$42,655

Page 9 of 9 Esterline Reports First Quarter Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Balance Sheet (unaudited)

In thousands

	Jan 30,	Jan 31,
	2015	2014
Assets
Current Assets
Cash and cash equivalents	$128,122	$208,438
Cash in escrow	180,091	4,018
Accounts receivable, net	342,399	328,016
Inventories	425,965	474,656
Income tax refundable	6,416	5,878
Deferred income tax benefits	54,823	46,482
Prepaid expenses	25,205	24,850
Other current assets	2,321	4,013
Current assets held for sale	38,357	—

Total Current Assets	1,203,699	1,096,351
Property, Plant and Equipment, Net	303,180	366,454
Other Non-Current Assets
Goodwill	1,003,380	1,130,754
Intangibles, net	429,577	581,179
Debt issuance costs, net	3,952	5,785
Deferred income tax benefits	59,533	71,173
Other assets	20,690	18,639
Non-current assets held for sale	59,379	—

	$3,083,390	$3,270,335

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$106,532	$116,052
Accrued liabilities	241,009	238,918
Current maturities of long-term debt	12,670	21,044
Deferred income tax liabilities	3,190	2,609
Federal and foreign income taxes	2,448	4,926
Current liabilities held for sale	13,434	—

Total Current Liabilities	379,283	383,549
Long-Term Liabilities
Credit facilities	280,000	155,000
Long-term debt, net of current maturities	502,041	530,245
Deferred income tax liabilities	136,898	187,063
Pension and post-retirement obligations	57,581	64,229
Other liabilities	34,144	55,005
Non-current liabilities held for sale	19,794	—
Total Shareholders’ Equity	1,673,649	1,895,244

	$3,083,390	$3,270,335